As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

XO Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3895178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor,
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

2017 Stock Incentive Plan
(Full Title of the Plan)

Michael Steib
Chief Executive Officer and President
XO Group Inc.
195 Broadway, 25th Floor
New York, New York 10007
(Name and Address of Agent for Service)

(212) 219-8555
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Julie Allen, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
(212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	3,700,000	$ 18.38(2)	$68,006,000(2)	$7,881.90

(1)	This Registration Statement covers 3,700,000 additional shares of common stock, par value $0.01 per share, of XO Group Inc. (the “Registrant”) available for issuance pursuant to awards under the 2017 Stock Incentive Plan (previously the Amended and Restated 2009 Stock Incentive Plan, as amended) (the “Plan”). An amendment to increase the number of shares available to be awarded under the Plan by 3,700,000 shares was described in the Registrant’s definitive proxy statement, filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2017, and was approved by the Registrant’s stockholders on May 25, 2017. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 4, 2017. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have been filed previously on May 22, 2009 (File No. 333-159455) and August 15, 2014 (File No. 333-198192) covering 5,829,344 and 2,700,000 shares of common stock reserved for issuance pursuant to awards under the Plan, respectively.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the Commission on March 13, 2017.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 that were filed with the Commission on May 10, 2017 and August 1, 2017, respectively.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2016.

(d) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents, other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation in effect as of the date hereof (the “Certificate of Incorporation”) provides that the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended (the “DGCL”). Under the DGCL, the Registrant’s directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for the payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s certificate of incorporation, bylaws, any agreement, a vote of stockholders or otherwise. The Registrant’s Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification shall be against expenses including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

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The Registrant has entered into indemnification agreements with each of its current directors and executive officers, in addition to the indemnification provided for in the Registrant’s Certificate of Incorporation. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. In addition, the Registrant has obtained liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 7th day of August, 2017.

XO GROUP INC.

By:	/s/ Michael Steib
Name: Michael Steib
Title: Chief Executive Officer and President

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Michael Steib and Gillian Munson, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 7, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Michael Steib	Chief Executive Officer, President and Director (Principal Executive Officer)
Michael Steib

/s/ Gillian Munson	Chief Financial Officer (Principal Financial and Accounting Officer)
Gillian Munson

/s/ David Liu	Chairman of the Board of Directors
David Liu

/s/ Charles Baker	Director
Charles Baker

/s/ Diane Irvine	Director
Diane Irvine

/s/ Barbara Messing	Director
Barbara Messing

/s/ Peter Sachse	Director
Peter Sachse

/s/ Elizabeth Schimel	Director
Elizabeth Schimel

/s/ Michael Zeisser	Director
Michael Zeisser

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INDEX TO EXHIBITS

Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2 (2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation
4.3 (3)	Amended and Restated By-Laws of the Registrant
5.1*	Opinion of Proskauer Rose LLP, counsel to the Registrant
23.1*	Consent of Ernst & Young LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1*	2017 Stock Incentive Plan

*	Filed herewith

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-87345), as amended, filed on November 10, 1999, and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2011, and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 28, 2017, and incorporated herein by reference.